EXHIBIT 4

                                CREDIT AGREEMENT

                           dated as of March 29, 1996

                                      among

                       LDI, LTD. (LIMITED PARTNERSHIP) and

                            LACY DISTRIBUTION, INC.,
                                  as Borrowers,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                       and

                            BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION,
                                    as Agent




                                   Arranged by
                               BA SECURITIES, INC.










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                                TABLE OF CONTENTS
                                                                           PAGE

SECTION 1      DEFINITIONS.....................................................1
        1.1    Definitions.....................................................1
        1.2    Other Interpretive Provisions..................................12

SECTION 2      COMMITMENTS OF THE BANKS; TYPES OF LOANS;
               BORROWING AND CONVERSION PROCEDURES............................12
        2.1    Commitments....................................................12
        2.2    Various Types of Loans.........................................13
        2.3    Borrowing Procedures...........................................13
        2.4    Conversion and Continuation Procedures.........................13
        2.5    Warranty upon Conversion or Continuation.......................15
        2.6    Conditions.....................................................15
        2.7    Pro Rata Treatment.............................................15
        2.8    Commitments Several............................................15
        2.9    Payments by the Banks to the Agent.............................15

SECTION 3      NOTES EVIDENCING LOANS.........................................16
        3.1    Notes..........................................................16
        3.2    Recordkeeping..................................................16

SECTION 4      INTEREST.......................................................16
        4.1    Interest Rates.................................................16
        4.2    Interest Payment Dates.........................................17
        4.3    Setting and Notice of Eurodollar Rates.........................17
        4.4    Computation of Interest........................................17

SECTION 5      FEES...........................................................17
        5.1    Non-Use Fee....................................................17
        5.2    Participation Fee..............................................19
        5.3    Agent's and Arranger's Fees....................................19

SECTION 6      REDUCTION OR TERMINATION OF THE COMMITMENTS;
               PREPAYMENTS....................................................19
        6.1    Reduction or Termination of the Commitments....................19
               6.1.1  Mandatory Reductions....................................19
               6.1.2  Voluntary Reduction or Termination......................19
               6.1.3  Reductions Pro Rata.....................................20
        6.2    Prepayments....................................................20
               6.2.1  Mandatory Prepayments...................................20
               6.2.2  Voluntary Prepayments...................................20

SECTION 7      MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES................20
        7.1    Making of Payments.............................................20
        7.2    Application of Certain Payments................................21
        7.3    Due Date Extension.............................................21
        7.4    Setoff.........................................................21
        7.5    Proration of Payments..........................................21




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                                                                           PAGE
SECTION 8      INCREASED COSTS; SPECIAL PROVISIONS FOR
               EURODOLLAR LOANS...............................................22
        8.1    Increased Costs................................................22
        8.2    Basis for Determining Interest Rate Inadequate
                    or Unfair.................................................23
        8.3    Changes in Law Rendering Eurodollar Loans Unlawful.............24
        8.4    Funding Losses.................................................24
        8.5    Right of Banks to Fund through Other Offices...................25
        8.6    Discretion of Banks as to Manner of Funding....................25
        8.7    Mitigation of Circumstances; Replacement of
                    Affected Bank.............................................25
        8.8    Conclusiveness of Statements; Survival of
                    Provisions................................................26

SECTION 9      WARRANTIES.....................................................26
        9.1    Organization, etc..............................................26
        9.2    Authorization; No Conflict.....................................26
        9.3    Validity and Binding Nature....................................27
        9.4    Financial Information..........................................27
        9.5    No Material Adverse Change.....................................27
        9.6    Litigation and Contingent Liabilities..........................27
        9.7    Ownership of Properties; Liens.................................27
        9.8    Subsidiaries...................................................28
        9.9    Pension and Welfare Plans......................................28
        9.10   Investment Company Act.........................................28
        9.11   Public Utility Holding Company Act.............................28
        9.12   Regulation U...................................................28
        9.13   Taxes..........................................................28
        9.14   Environmental and Safety and Health Matters....................29
        9.15   Information....................................................29

SECTION 10  COVENANTS.........................................................30
        10.1   Reports, Certificates and Other Information....................30
               10.1.1  Audit Report...........................................30
               10.1.2  Interim Reports........................................30
               10.1.3  Compliance Certificate.................................30
               10.1.4  Reports to SEC.........................................31
               10.1.5  Notice of Default, Litigation and ERISA
                        Matters...............................................31
               10.1.6  Subsidiaries...........................................31
               10.1.7  Management Reports.....................................31
               10.1.8  Other Information......................................32
        10.2   Books, Records and Inspections.................................32
        10.3   Insurance......................................................32
        10.4   Taxes and Liabilities..........................................32
        10.5   Maintenance of Existence, etc..................................32
        10.6   Financial Ratios and Restrictions..............................32
               10.6.1  Leverage Ratio.........................................32
               10.6.2  Interest Coverage Ratio................................33



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                                                                           PAGE

               10.6.3  Tangible Partnership Equity............................33
               10.6.4  Liabilities to Equity Ratio............................33
               10.6.5  Cash, Cash Equivalents and Marketable
                                Securities....................................33
        10.7   Mergers, Consolidations, Sales.................................33
        10.8   Debt...........................................................35
        10.9   Liens..........................................................35
        10.10  Loans, Advances and Investments................................37
        10.11  Restricted Payments............................................37
        10.12  Use of Proceeds................................................37
        10.13  Maintenance of Property........................................38
        10.14  Employee Benefit Plans.........................................38
        10.15  Environmental Covenants........................................38
               10.15.1  Environmental Response Obligation.....................38
               10.15.2  Environmental Liabilities.............................39
        10.16  Unconditional Purchase Obligations.............................39
        10.17  Inconsistent Agreements........................................39
        10.18  Negative Pledges...............................................39
        10.19  Transactions with Affiliates...................................39
        10.20  Guaranty.......................................................40
        10.21  Investments in Margin Stock....................................40

SECTION 11  CONDITIONS OF LENDING.............................................40
        11.1   Initial Loan...................................................40
               11.1.1  Notes..................................................40
               11.1.2  Resolutions............................................40
               11.1.3  Consents, etc..........................................41
               11.1.4  Incumbency and Signature Certificates..................41
               11.1.5  Guaranties.............................................41
               11.1.6  Opinion of Counsel for the Borrowers
                              and the Guarantors..............................41
               11.1.7  Opinion of Counsel for the Agent.......................41
               11.1.8  Other..................................................41
               11.1.9  Certificate............................................41
        11.2   All Loans......................................................42
               11.2.1  No Default.............................................42
               11.2.2  Confirmatory Certificate...............................42

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT................................42
        12.1   Events of Default..............................................42
               12.1.1  Non-Payment of the Loans, etc..........................42
               12.1.2  Non-Payment of Other Debt..............................42
               12.1.3  Other Material Obligations.............................42
               12.1.4  Bankruptcy, Insolvency, etc............................43
               12.1.5  Non-Compliance with Provisions of
                              This Agreement..................................43
               12.1.6  Warranties.............................................43
               12.1.7  Pension Plans..........................................43
               12.1.8  Judgments..............................................44



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                                                                           PAGE

                12.1.9  Invalidity of Guaranty, etc...........................44
                12.1.10  Ownership of Lacy....................................44
        12.2    Effect of Event of Default....................................44

SECTION 13  THE AGENT.........................................................45
        13.1    Appointment and Authorization.................................45
        13.2    Delegation of Duties..........................................45
        13.3    Liability of Agent............................................45
        13.4    Reliance by Agent.............................................46
        13.5    Notice of Default.............................................46
        13.6    Credit Decision...............................................47
        13.7    Indemnification...............................................47
        13.8    Agent in Individual Capacity..................................49
        13.9    Successor Agent...............................................49

SECTION 14  GENERAL...........................................................49
        14.1    Waiver; Amendments............................................49
        14.2    Confirmations.................................................50
        14.3    Notices.......................................................50
        14.4    Computations..................................................51
        14.5    Regulation U..................................................51
        14.6    Costs, Expenses and Taxes.....................................51
        14.7    Subsidiary References.........................................51
        14.8    Captions......................................................52
        14.9    Assignments; Participations...................................52
                14.9.1  Assignments...........................................52
                14.9.2  Participations........................................53
        14.10   Governing Law.................................................54
        14.11   Counterparts..................................................54
        14.12   Successors and Assigns........................................54
        14.13   Indemnification by the Borrowers..............................55
        14.14   Payments Set Aside............................................55
        14.15   No Third Parties Benefited....................................56
        14.16   Forum Selection and Consent to Jurisdiction...................56
        14.17   Waiver of Jury Trial..........................................56
        14.18   Entire Agreement..............................................57




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         SCHEDULE I   Commitments and Percentages
         EXHIBIT A    Form of Notice of Borrowing (Section 2.3)
         EXHIBIT B    Form of Notice of Conversion/Continuation
                          (Section 2.4)
         EXHIBIT C    Form of Note  (Section 3.1)
         EXHIBIT D    Subsidiaries  (Section 9.8)
         EXHIBIT E    Environmental  Matters  (Section  9.14)
         EXHIBIT F    Liens  (Section 10.9)
         EXHIBIT G-1  Form of Guaranty of Obligations of the
                          Company (Section 11.1.5)
         EXHIBIT G-2  Form of Guaranty of Obligations of Lacy
                          (Section 11.1.5
         EXHIBIT H    Form of Opinion of Counsel for the
                          Borrowers and the Guarantors (Section
                          11.1.6)
         EXHIBIT I    Form of Opinion of Counsel for the Agent
                          (Section 11.1.7)
         EXHIBIT J    Form of Assignment Agreement
                          (Section 14.9)

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT, dated as of March 29, 1996 (as amended or otherwise modified from time to time, this "Agreement"), is entered into among LDI, LTD. (LIMITED PARTNERSHIP), an Indiana limited partnership (the "Company"), LACY DISTRIBUTION, INC., an Indiana corporation ("Lacy") (the Company and Lacy collectively the "Borrowers" and individually sometimes each a "Borrower"), the undersigned financial institutions (collectively the "Banks" and individually each a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its individual capacity, "BofA"), as agent for the Banks.

         In consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1  DEFINITIONS.

         1.1 Definitions. When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Affected Bank means any Bank that has given notice to either Borrower (which has not been rescinded) of (i) any obligation of such Borrower to pay any amount pursuant to Section 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

         Affected Loan - see Section 8.3.

         Affiliate means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         Agent means BofA in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

         Agent-Related  Persons means BofA and any successor agent arising under
Section 13.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         Agreement - see the Preamble.

         Arranger - means BA Securities, Inc.

         Asset Sale means any sale, conveyance, transfer, lease or other disposition by the Company or any of its Subsidiaries, in one transaction or a series of related transactions, of any property (including the capital stock of any Subsidiary) of the Company or any of its Subsidiaries to any Person, except for:

         (a) any sale, conveyance, transfer, lease or other disposition by the Company or any of its Subsidiaries in the ordinary course of its business;

         (b) the sale of the assets of Jessup Door, a division of Lacy Diversified Industries, Ltd.;

         (c)      the sale of any Cash Equivalents or Marketable
                  Securities; and

         (d) any sale or other disposition between (i) the Company and any Guarantor or between Guarantors and (ii) Non-Guarantor Subsidiaries.

         Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         BAI means Bank of America Illinois, an Illinois banking corporation.

         Bank - see the Preamble.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate per annum then most recently announced by BofA as its reference rate. (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         BofA - see the Preamble.

         Borrower - see the Preamble.

         Business Day means any day on which commercial banks are open for commercial banking business in Chicago, Illinois, New York, New York and San Francisco, California and, in the case of

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a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the offshore dollar interbank market.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than nine months from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, that are issued or sold by a Bank or a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

         Closing Date means March 29, 1996.

         Code means the Internal Revenue Code of 1986.

         Commitment as to any Bank means the commitment of such Bank to make Loans hereunder (subject to the terms and conditions hereof). The amount of the initial Commitment of each Bank is set forth on Schedule I.

         Company - see the Preamble.

         Contingent Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person and
(f) all Contingent Liabilities of such Person.

         Dollar and the sign "$" mean lawful money of the United States of America.

         EBITDA means, for any period, consolidated net income before deducting Interest Expense, taxes, minority interests in other Persons, depreciation and amortization.

         Effective Date - see Section 11.1.

         ERISA means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import. References to sections of ERISA also refer to any successor sections.

         Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         Eurodollar Office means, with respect to the Agent or any Bank, the office or offices of such Person which shall be making

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or  maintaining  the  Eurodollar  Loans of such Person  hereunder  or such other office or offices through which such Person determines its Eurodollar Rate. A Eurodollar Office of any Person may be, at the option of such Person, either a domestic or foreign office.

         Eurodollar Rate means, for any Interest Period, with respect to Eurodollar Loans, the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of the Eurodollar Loan of BofA (or, if BofA is the Agent but not a Bank, of the Affiliate of BofA having the largest Percentage) for such Interest Period would be offered by BofA (or the applicable Affiliate) to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

         Eurodollar Rate (Reserve Adjusted) means the rate of interest per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Agent as follows:

         Eurodollar Rate    =               Eurodollar Rate
                               --------------------------------------
         (Reserve Adjusted)    1.00 - Eurodollar Reserve Percentage

         The Eurodollar Rate (Reserve Adjusted) shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         Eurodollar Reserve Percentage means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

         Event of Default means any of the events described in Section 12.1.

         Existing Agreements means (x) the Long-Term Credit Agreement, dated as of September 30, 1993, among the Company, various financial institutions, NBD Bank, N.A., as Co-Agent, and BAI (then known as Continental Bank N.A.), as agent, and (y) the Short-Term Credit Agreement dated as of September 30, 1993 among the Company, various financial institutions, NBD Bank, N.A., as co-agent, and BAI (then known as Continental Bank N.A.), as agent.

     Existing Term Loans means (a) the $25,000,000 term loan from NBD Bank, N.A. to the Company expiring June 3, 1998 and (b) the $5,000,000 term loan from NBD Bank, N.A. to Major Video Concepts, Inc. and the Company expiring June 1, 1997.

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m.( New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent.

         Fiscal Quarter means any fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

         Floating Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Funded Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet such Person and (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business).

         Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         Group - see Section 2.2.

         Guarantor means (a) as of the Effective Date, Lacy (with respect to the obligations of the Company pursuant to this Agreement), the Company (with respect to the obligations of Lacy pursuant to this Agreement), Major Video
Concepts, Inc., Ed Tucker Distributor, Inc., Answer Products, Inc., Lacy Diversified

     Industries, Ltd. and Tucker Rocky Distributing, Canada, Inc. and (b) thereafter, the Persons identified in clause (a) and each other Person which from time to time executes and delivers a counterpart of either Guaranty (except to the extent any such Person is released from its obligations under either Guaranty pursuant to Section 10.7).

         Guaranty - see Section 11.1.5.

         Hazardous Material means any hazardous, toxic or dangerous substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law or any other Federal, state or local statute, law, ordinance, code, regulation or order, or any other requirement of any governmental authority regulating, relating to, or imposing liability for, or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or any time hereafter in effect.

         Interest Coverage Ratio means, as of the last day of any Fiscal Quarter, the ratio for the Company and its Subsidiaries of (a) consolidated net income before deducting Interest Expense, taxes and minority interests in other Persons for the four Fiscal Quarter period ending on such day to (b) Interest Expense for such period.

         Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases).

         Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or on the date on which such Loan is converted into or continued as a Eurodollar Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower pursuant to
Section 2.3 or 2.4, as applicable; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

         Lacy - see the Preamble.

         Leverage Ratio means, as of any date, the ratio for the Company and its Subsidiaries on a consolidated basis of (a) Funded Debt on such date to (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or immediately prior to such date.

         Liabilities to Equity Ratio means the ratio of (a) all obligations which are or should be classified as liabilities on a consolidated balance sheet of the Company and its Subsidiaries to (b) Tangible Partnership Equity.

         Lien means, when used with respect to any Person, any interest in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan - see Section 2.1.

         Loan Documents means this Agreement, the Notes and each Guaranty.

         Margin means (a) initially, 0.450% and (b) on and after any date specified below on which the Margin is to be adjusted, the rate per annum set forth below opposite the applicable Leverage Ratio:



        Leverage Ratio                           Margin


         Equal to or greater                      0.750%
           than 3.5 to 1

         Equal to or greater                      0.600%
           than 3.00 to 1
           but less than 3.50 to 1

         Equal to or greater                      0.450%
           than 2.0 to 1
           but less than 3.0 to 1

         Less than 2.0                            0.350%
           to 1

         The Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter (beginning with the fiscal quarter ending June 30,1996) based on the Leverage Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the certificate required by Section 10.1.3, by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Margin shall be 0.750% until such financial statements are delivered.

         Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         Marketable Security means any stock, bond or mutual fund, in each case, that is publicly traded in the United States and investments in Blackstone Partners Investment Fund L.P.; provided, however, that the securities of any Subsidiary of the Company shall not be considered a Marketable Security.

         Material Adverse Effect means a material adverse effect on (a) the financial condition, operations, business, assets or assets of the Company and its Subsidiaries taken as a whole or (b) the ability of the Borrowers or any Guarantor to timely and fully perform any of its obligations under any Loan Document to which it is a party.

         Net Cash Proceeds means the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or otherwise, but only as and when received) of any Asset Sale, net of all attorney's fees, accountants' fees, investment banking fees, survey costs, title insurance premiums and required debt payments (other than pursuant to this Agreement), any income, franchise, transfer or other tax liability arising directly from such
transaction  and  all  other  fees  and  charges  arising   directly  from  such
transaction.

         Non-Guarantor Subsidiary - see Section 10.7.

         Note - see Section 3.1.

         Non-Reportable Environmental Event means any event described in Section
9.14 or 10.15 with respect to which the amount for which the Company or any Subsidiary may reasonably be expected to be obligated is less than $500,000 (excluding any amount which is covered by insurance and with respect to which the insurer has accepted a tender of defense and indemnification without reservation of rights); provided that no such event shall be considered a Non-Reportable Environmental Event if the amount for which the Company or any Subsidiary may reasonably be expected to be obligated would cause the aggregate amount of all such obligations of the Company and its Subsidiaries with respect to all Non-Reportable Environmental Events to exceed $2,500,000.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         Percentage means as to any Bank the percentage which such Bank's Commitment is of the aggregate Commitments (or, if the Commitments have terminated, which the principal amount of such Bank's outstanding Loans is of the principal amount of all outstanding Loans). The Percentages of the Banks as of the Effective Date are set forth on Schedule I.

         Person means any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Required Banks means Banks having an aggregate Percentage of 66-2/3% or more.

         Responsible Officer means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer of the Company or any other officer having substantially the same authority and responsibility.

         Restricted Margin Stock means, at any time, all of the Margin Stock owned by the Company and its Subsidiaries to the extent the value of such Margin Stock does not exceed 25% of the value of the total assets of the Company and its Subsidiaries (determined on a consolidated basis) which are subject to the provisions of Section 10.7 or 10.9.

         SEC means the Securities and Exchange Commission.

         Steego means that portion of the business operations of Parts Depot Company L.P., a Delaware limited partnership, which is known as "Steego Auto Paints" and which is involved in the marketing and selling of automotive paints and related products and services through wholesale and retail locations in Florida.

         Steego Acquisition means the acquisition of substantially all of the assets of Steego by the Company or any Subsidiary.

         Subsidiary means, with respect to any Person, (a) any corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors and (b) any partnership (or similar entity) of which such Person and/or the other Subsidiaries own, directly or indirectly, more than 50% of the equity interests. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

         Tangible Partnership Equity means the sum of (i) the Company's total partnership equity, (ii) the total minority interests of other Persons owned by the Company and its Subsidiaries and (iii) to the extent not included in the calculation of the Company's total partnership equity, any unrecognized gains with respect to Marketable Securities owned by the Company and its Subsidiaries minus the sum of (i) to the extent not included in the calculation of the Company's total partnership equity, any unrecognized losses with respect to Marketable Securities owned by the Company and its Subsidiaries and (ii) to the extent included on the Company's consolidated balance sheet, (a) goodwill, (b) the cost of acquired assets in excess of their book value, (c) covenants not to compete, (d) organization and experimental expense, (e) patents, trademarks, tradenames and copyrights, (f) treasury stock, (g) franchises, licenses and permits, (h) deferred charges (except deferred taxes) and (i) all assets (other than any of the foregoing) which are deemed intangible in accordance with generally accepted accounting principles.

         Termination Date means March 29, 2001 or such other date on which the Commitments shall terminate pursuant to Section 6 or 12.

         Type of Loan or Borrowing - see Section 1.2. The Types of Loans or borrowings under this Agreement are as follows: Floating Rate Loans or borrowings and Eurodollar Loans or borrowings.

         Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

         Unrestricted Margin Stock means all Margin Stock owned by the Company and its Subsidiaries other than Restricted Margin Stock.

         Welfare Plan means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         1.2      Other Interpretive Provisions.   (a)  The meanings of
defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from
         and  including";   the  words  "to"  and  "until"  each  mean  "to  but
         excluding", and the word "through" means "to and including."

                  (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

                  (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         SECTION 2  COMMITMENTS OF THE BANKS; TYPES OF LOANS;
                    BORROWING AND CONVERSION PROCEDURES.

         2.1 Commitments. Subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to the Borrowers on a revolving basis (collectively the "Loans" and individually each a "Loan") from time to time before the Termination Date in such Bank's

Percentage of such aggregate amounts as the Borrowers may from time to time request from all Banks; provided, however, that (i) the aggregate principal amount which any Bank shall be committed to have outstanding hereunder on loan to the Borrowers shall not at any one time exceed the amount of such Bank's Commitment; and (ii) the aggregate principal amount which all Banks shall be committed to have outstanding hereunder on loan to the Borrowers shall not at any one time exceed $200,000,000 (as such amount is reduced from time to time pursuant to Section 6.1).

         2.2 Various Types of Loans. Each Loan shall be either a Floating Rate Loan or a Eurodollar Loan (each a "Type" of Loan), as the applicable Borrower shall specify in the related notice of borrowing, conversion or continuation pursuant to Section 2.3 or 2.4. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than fifteen different Interest Periods shall be outstanding at any one time for all Eurodollar Loans and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times (including after giving effect to any continuation or conversion) be at least $4,000,000 and an integral multiple of $1,000,000.

         2.3 Borrowing Procedures. The applicable Borrower shall give written notice to the Agent of each proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 9:30 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be in the form of Exhibit A, shall be effective upon receipt by the Agent and shall specify the date, amount and Type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than noon, Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at its address set forth below its signature hereto (or any other office designated by the Agent in written notice to the Banks) with immediately available funds covering such Bank's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Agent shall pay over the requested amount to the applicable Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing of Floating Rate Loans shall be in an aggregate amount of at least $1,000,000 and an integral multiple of $100,000.

     2.4 Conversion and Continuation Procedures. (a) The Borrowers may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Loans, to convert any such Loans (or any part thereof in an aggregate amount not less than $4,000,000, in the case of Eurodollar Loans, and $1,000,000 in the case of Base Rate Loans, or in either case a higher integral multiple of $100,000) into Loans of the other Type; or

                           (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $4,000,000, or a higher integral multiple of $100,000);

provided that if at any time the aggregate amount of any Group of Eurodollar Loans is reduced, by payment, prepayment, or conversion of part thereof, to be less than $4,000,000, such Eurodollar Loans shall automatically convert into Base Rate Loans.

                  (b) The applicable Borrower shall deliver a notice of conversion or continuation in the form of Exhibit B to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) three Business Days in advance of the date of conversion or continuation, if the Loans are to be converted into or continued as Eurodollar Loans; and (ii) one Business Day in advance of the date of conversion or continuation, if the Loans are to be converted into Base Rate Loans, specifying:

                           (A)      the proposed date of conversion or
                  continuation;

                           (B)      the aggregate amount of Loans to be
                  converted or continued;

                           (C) the Type of Loans resulting from the proposed conversion or continuation; and

                           (D) in the case of a continuation of, or conversion, into Eurodollar Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the applicable Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to Section 2.4, or, if no timely notice is provided by the applicable Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, neither Borrower may elect to have a Loan converted into or continued as a Eurodollar Loan.

         2.5 Warranty upon Conversion or Continuation. Each notice of conversion or continuation pursuant to Section 2.4 shall automatically constitute a warranty by the Borrowers to the Agent and each Bank to the effect that, on the date of such requested conversion or continuation, no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

         2.6 Conditions. Notwithstanding any other provision of this Agreement, no Bank shall be obligated to make any Loan, or to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan, if an Event of Default or Unmatured Event of Default exists or would result therefrom.

         2.7 Pro Rata Treatment. All borrowings, conversions and repayments shall be effected so that, after giving effect thereto, each Bank will have a pro rata share (according to its Percentage) of all Types and Groups of Loans.

         2.8 Commitments Several. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation (if any) to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

     2.9 Payments by the Banks to the Agent. Unless the Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Loan after the Effective Date, at least one Business Day prior to the date of such Loan, that such Bank will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Bank's pro rata share (according to its Percentage) of the borrowing, the Agent may assume that such Bank has made such amount available to the Agent in immediately available funds on the date of such borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, such Bank shall on the Business Day following such date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.9 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following such date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

         SECTION 3  NOTES EVIDENCING LOANS.

         3.1 Notes. The Loans of each Bank to each Borrower shall be evidenced by a promissory note from each Borrower (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Note" and collectively for all Banks the "Notes") substantially in the form set forth in Exhibit C, with appropriate insertions, dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), payable to the order of such Bank in the principal amount of the Commitment of such Bank (or, if less, in the aggregate unpaid principal amount of such Bank's Loans) on the Effective Date.

         3.2 Recordkeeping. Each Bank shall record in its records, or at its option on the schedule attached to the applicable Note, the date and amount of each Loan made by such Bank to such Borrower, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

         SECTION 4  INTEREST.

     4.1 Interest Rates. The Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

                  (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

                  (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Margin from time to time in effect;

provided, however, that the interest rate applicable to each Loan shall be increased by 2% (i) at any time that an Event of Default exists under Section
12.1.1 or 12.1.4 and (ii) upon notice from the Required Banks at any time any other Event of Default exists.

         4.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable on the last day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of each Eurodollar Loan with an Interest Period in excess of three months, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent and notice thereof shall be given by the Agent promptly to the applicable Borrower and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the applicable Borrower or any Bank, deliver to the applicable Borrower or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

         4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Base Rate.


         SECTION 5  FEES.

     5.1 Non-Use Fee. (a) The Borrowers jointly and severally agree to pay to each Bank, a fee equal to the sum of the fees set forth in the next sentence, which fee shall be payable in arrears on the Closing Date; provided that if such Bank is a lender under the Existing Agreements, the fee payable to such Bank shall equal the remainder of (A) the sum of the fees set forth below minus (B) the aggregate amount of the non-use fees such Bank receives pursuant to the Existing Agreements for the period from February 15, 1996 through the day prior to the Closing Date. The fees payable to the Banks are (i) for the period from February 15, 1996 through March 3, 1996, a fee equal to 0.30% per annum of the amount of the proposed facility for the Borrowers allocated to such Bank pursuant to the allocation memorandum dated February 15, 1996 sent via facsimile from BA Securities to each Bank and (ii) for the period from March 4, 1996 through the day prior to the Closing Date, a fee equal to 0.15% per annum of the amount of the total Commitment under this Agreement allocated to such Bank.


         (b) The Borrowers jointly and severally agree to pay to each Bank a non-use fee for the period from the Closing Date to the Termination Date in an amount equal to the Commitment Fee Percentage (as defined below) per annum of the daily average of the unused amount of such Bank's Commitment. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have been theretofore paid. For purposes of the foregoing, Commitment Fee Percentage means (a) until the Company delivers to the Agent and the Banks the financial reports required by Section 10.1.2 and the certificate required by
Section 10.1.3 for the fiscal quarter ended June 30, 1996, 0.175% and (b) on and after any date specified below on which the Commitment Fee Percentage is to be adjusted, the rate per annum set forth below opposite the applicable Leverage
Ratio:


                                                Commitment Fee
         Leverage Ratio                          Percentage


         Equal to or greater                       0.250%
          than 3.5 to 1

         Equal to or greater                       0.200%
          than 3.0 to 1
          but less than 3.5 to 1

         Equal to or greater                       0.175%
          than 2.0 to 1
          but less than 3.0 to 1

         Less than 2.0 to 1                        0.150%

         The Commitment Fee Percentage shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Leverage Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the certificate required by Section 10.1.3, by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, the Commitment Fee Percentage shall be 0.250% until such financial statements are delivered.

         (c) The fees described in the foregoing provisions of this Section 5.1 shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 Participation Fee. The Borrowers agree to pay to each Bank on the Effective Date a participation fee in the amount previously agreed by the Borrowers and such Bank.

         5.3 Agent's and Arranger's Fees. The Borrowers agree to pay to the Agent and the Arranger such fees at such times and in such amounts as are mutually agreed upon from time to time by the Borrowers and the Agent and the Arranger, respectively.

         SECTION 6  REDUCTION OR TERMINATION OF THE COMMITMENTS;
                            PREPAYMENTS.

         6.1  Reduction or Termination of the Commitments.

         6.1.1 Mandatory Reductions. Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale which results in the total Net Cash Proceeds received in any fiscal year being in excess of $20,000,000, the Commitments shall be automatically reduced by an amount equal to the excess of (a) 75% of the Net Cash Proceeds received by the Company and its Subsidiaries in such fiscal year over (b) $20,000,000 (which amount shall be rounded to the nearest, or if there is no nearest, the next highest, integral multiple of $1,000,000).

         6.1.2 Voluntary Reduction or Termination. The Borrowers may from time to time on at least 30 Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the amount of the Commitments to an amount not less than the aggregate unpaid principal amount of the Loans. Any such reduction shall be in an amount that is an integral multiple of $5,000,000. The Borrowers may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Borrowers hereunder.

         6.1.3 Reductions Pro Rata. All reductions of the Commitments shall be pro rata among the Banks according to their respective Percentages.

         6.2  Prepayments.

         6.2.1 Mandatory Prepayments. If as a result of any mandatory reduction of the Commitments pursuant to Section 6.1.1 the aggregate principal amount of the outstanding Loans exceeds the aggregate amount of the Commitments (as so reduced), the Borrowers will immediately make a prepayment of the Loans in the amount necessary to eliminate such excess. Any such prepayment shall be applied, first, to Floating Rate Loans of the applicable Borrower and, then, to such Eurodollar Loans of the applicable Borrower as the applicable Borrower shall direct (or, in the absence of such direction, as the Agent shall determine in its discretion).

         6.2.2 Voluntary Prepayments. The Borrowers may from time to time prepay the Loans in whole or in part, provided that (a) the applicable Borrower shall give the Agent (which shall promptly advise each Bank) not less than one Business Day's prior written notice thereof, in the case of Floating Rate Loans, and three (or, if such prepayment is to be made on a day other than the last day of an Interest Period five) Business Days' prior written notice thereof, in the case of Eurodollar Loans, in each case specifying the Loans to be prepaid and the date and amount of prepayment, (b) Eurodollar Loans may only be prepaid on the last day of the Interest Period therefor and (c) each partial prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 and an integral multiple of $100,000. After giving effect to any prepayment of Eurodollar Loans, each Group of Eurodollar Loans shall be at least $4,000,000 and an integral multiple of $1,000,000.

         SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the applicable Borrower to the Agent in immediately available funds at its office in Chicago not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank.

         All payments under Sections 8.1 and 8.4 shall be made by the applicable Borrower directly to the Bank or Banks entitled thereto.

         7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the applicable Borrower shall direct by notice to be received by the Agent on or before the date of such payment, or in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Notes, or of fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. Subject to any contrary agreement between the applicable Borrower and the Agent or any Bank with respect to any particular account, each Borrower agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time (i) any payment or other amount owing by such Borrower under this Agreement is then due to the Agent or any Bank or (ii) any Event of Default exists, the Agent and each Bank may apply to the payment of such payment or other amount (or, in the case of clause (ii), to any obligation of such Borrower hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter with the Agent or such Bank.

         7.5 Proration of Payments. If any Bank shall obtain by payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on all Loans (other than any non-pro rata interest payment resulting from a Loan being an Affected Loan or any payment resulting from replacement of a Bank pursuant to Section 8.7), such Bank shall purchase from the other Banks such participation in the Loans held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR
                            EURODOLLAR LOANS.

         8.1 Increased Costs. (a) If (i) Regulation D of the Board of Governors of the Federal Reserve System, or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such Governmental Authority

                  (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

                  (B) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

                  (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Agent), the applicable Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction.

         (b) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including such Bank's
Commitment) to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction. The liability of the Borrowers under this clause (b) shall be joint and several.

     8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

         (a) deposits in Dollars (in the applicable amounts) are not being offered to one or more Banks in the relevant market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the offshore dollar interbank market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

         (b) Banks having an aggregate Percentage of 35% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans, then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

     8.3 Changes in Law Rendering Eurodollar Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any Governmental Authority or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's Percentage of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, if such Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. Each Borrower hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent) such Borrower will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Bank to such Borrower on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of such Borrower to borrow or convert any Loan on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

         8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Mitigation of Circumstances; Replacement of Affected Bank. (a) Each Bank shall promptly notify the Borrowers and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's sole judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to Section 8.1 and (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Borrowers and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

         (b) At any time any Bank is an Affected Bank, the Borrowers may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in such amounts as shall be reasonably satisfactory to the Agent (and upon notice from the Borrowers such Affected Bank shall assign, without recourse or warranty, its Commitment, its Loans, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees, any amounts payable under Section 8.4 as a result of such Bank receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Bank hereunder).

         8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive the expiration or termination of the Commitments, the repayment of the Loans and the other liabilities of the Borrowers hereunder and any termination of this Agreement.

         SECTION 9  WARRANTIES.

         To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans hereunder, the Borrowers warrant to the Agent and the Banks that:

         9.1 Organization, etc. The Company is a limited partnership duly organized and validly existing under the laws of the State of Indiana; Lacy is a corporation duly organized and validly existing under the laws of the State of Indiana; each Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization; and the Company, Lacy and each Guarantor is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where such failure to so qualify would not have a Material Adverse Effect.

         9.2 Authorization; No Conflict. The execution and delivery by each Borrower of this Agreement, the applicable Notes and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Guaranty, and the performance by each Borrower and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate or partnership powers of each Borrower and each Guarantor, have been duly authorized by all necessary corporate or partnership action on the part of each Borrower and each Guarantor (including any necessary shareholder or partner action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on either Borrower or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the partnership agreement, certificate of incorporation, by-laws or other organizational documents of either Borrower or any Guarantor or of any agreement, indenture, instrument or other document which is binding on either Borrower or any Guarantor or (c) result in, or require, the creation or imposition of any Lien on any property of either Borrower or any Guarantor or any of their respective Subsidiaries.

         9.3 Validity and Binding Nature. This Agreement is, and upon the execution and delivery thereof each other Loan Document to which either Borrower is a party will be, the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms; and upon the execution and delivery thereof by any Guarantor, each Guaranty will be the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

         9.4 Financial Information. The Company has delivered to the Banks the following financial statements: (i) the combined statements of assets, liabilities and partners' equity of the Company and the combined statements of income and loss and changes in assets, liabilities and partners' equity of the Company for the 1995 Fiscal Year, certified by Coopers & Lybrand; (ii) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995, certified by Coopers & Lybrand; and (iii) the audited consolidated balance sheet of Lacy as of December 31, 1995; and (iv) the audited consolidated statements of earnings and cash flow for Lacy for the fiscal year then ended, certified by Coopers & Lybrand. All of such financial statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial position and results of operations of the applicable entity as of the dates thereof and for the periods then ended.

         9.5 No Material Adverse Change. Since the date of the audited financial statements described in Section 9.4, there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

         9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, if adversely decided, is anticipated to result, either individually or collectively, in a Material Adverse Effect (and, to the best of the Company's knowledge, there is no basis for any such action). Neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 9.4.

         9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and marketable title to all of its properties and assets which are material to its business, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, except as permitted pursuant to Section 10.9.

         9.8 Subsidiaries. Set forth on Exhibit D is a complete and accurate list of partnership and corporate names and jurisdiction of organization of each Subsidiary of the Company and the percentage ownership interest of the Company and its other Subsidiaries in each such Subsidiary.

         9.9 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan which was not fully funded, unless adequate reserves have been set aside for the funding thereof, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. The Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

     9.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         9.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9.12 Regulation U. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose.

         9.13 Taxes. Each of the Company and (to the best of the Company's knowledge for any Subsidiary acquired after the Effective Date with respect to periods prior to the date of such acquisition) each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         9.14 Environmental and Safety and Health Matters. Except as disclosed on Exhibit E (to the best of the Company's knowledge for any Subsidiary acquired after the Effective Date with respect to periods prior to the date of such acquisition), (i) the operations of the Company and each Subsidiary comply in all material respects with (A) all applicable environmental laws and (B) all applicable occupational safety and health laws; (ii) none of the operations of the Company or any Subsidiary are subject to any judicial, governmental, regulatory or administrative proceeding alleging the material violation of any environmental law or occupational safety and health law; (iii) none of the operations of the Company or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material, or (B) any unsafe or unhealthful condition at any premises of the Company or such Subsidiary; except (in each case) with respect to any such event which constitutes a Non-Reportable Environmental Event; (iv) neither the Company nor any Subsidiary has filed any notice under any environmental law or occupational safety and health law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or (B) any unsafe or unhealthful condition at any premises of the Company or such Subsidiary, except (in each case) with respect to any such event which constitutes a Non-Reportable Environmental Event; and (v) neither the Company nor any Subsidiary has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or (B) any unsafe or unhealthful condition at any premises of the Company or such Subsidiary except (in each case) with respect to any such event which constitutes a Non-Reportable Environmental Event.

         9.15 Information. All information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to the Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 10  COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations hereunder and under the other Loan Documents are paid in full, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     10.1 Reports, Certificates and Other Information. Furnish to the Agent and each Bank:

         10.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year, (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified, without qualification unacceptable to the Required Banks, by Coopers & Lybrand or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flows for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or the Chief Executive Officer of the Company.

         10.1.2 Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter, consolidated and consolidating statements of earnings and a consolidated statement of cash flow for such quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such quarter, certified by the Chief Financial Officer or the Chief Executive Officer of the Company.

         10.1.3 Compliance Certificate. Concurrently with each set of financial statements delivered pursuant to Section 10.1.1 and 10.1.2, a certificate of the Chief Financial Officer or the Chief Executive Officer of the Company (a) to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if there is any such event, describing it in reasonable detail, (b) containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and detailing the Company's compliance with Sections 10.8, 10.10 and 10.11 and (c) setting forth in reasonable detail a list of Cash Equivalents and Marketable Securities owned by the Company and its Subsidiaries (including information as to the cost basis and market value thereof).

         10.1.4 Reports to SEC. Promptly upon the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any Subsidiary with the SEC or any securities exchange.

         10.1.5 Notice of Default, Litigation and ERISA Matters. Immediately upon a Responsible Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Agent and the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect; (c) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (d) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

     10.1.6 Subsidiaries. Promptly from time to time a written report of any change in the list of its Subsidiaries.

         10.1.7 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

     10.1.8 Other Information. From time to time such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

         10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with generally accepted accounting principles; and permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative thereof, at reasonable times and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine any of its books or other corporate records.

         10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated.

         10.4 Taxes and Liabilities. Pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.7) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

         10.6  Financial Ratios and Restrictions.

     10.6.1 Leverage Ratio. Not at any time permit the Leverage Ratio to be greater than the applicable ratio set forth below at any time during any period set forth below:

                  Period                                       Maximum Ratio
                  ------                                       -------------
         06/30/96 to 06/29/97                                     4.00:1
         06/30/97 to 06/29/99                                     3.50:1
         On and after 06/30/99                                    3.00:1


     10.6.2 Interest Coverage Ratio. Not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 2.25 to 1.

         10.6.3 Tangible Partnership Equity. Not at any time permit Tangible Partnership Equity to be less than the sum of (a) $75,000,000 plus (b) on and after the end of each Fiscal Quarter beginning with the Fiscal Quarter ended March 31, 1996, an additional amount equal to 50% of the Company's positive consolidated net income for each such Fiscal Quarter, if any.

         10.6.4 Liabilities to Equity Ratio. Not at any time permit the Liabilities to Equity Ratio be greater than the applicable ratio set forth below at any time during any period set forth below:


                  Period                                     Maximum Ratio
                  ------                                     -------------
         06/30/96 to 06/29/97                                   4.00:1
         06/30/97 to 06/29/99                                   3.50:1
         On and after 06/30/99                                  3.00:1


         10.6.5 Cash, Cash Equivalents and Marketable Securities. Not at any time permit the aggregate amount of all cash, Cash Equivalents and Marketable Securities of the Company to be less than 50% of the Company's partnership equity (determined as of the last day of the most recent Fiscal Quarter); and not at any time permit the value of the cash, Cash Equivalents and Marketable Securities owned by the Company and Lacy to be less than 80% of all cash, Cash Equivalents and Marketable Securities owned by the Company and its Subsidiaries.

         10.7 Mergers, Consolidations, Sales. Not and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets (other than Unrestricted Margin Stock), or sell or assign with or without recourse any receivables, except for:

                  (a)  any  such  merger  or  consolidation,   sale,   transfer,
         conveyance, lease or assignment of or by any Subsidiary into or to the Company or into, with or to any Guarantor

         (provided   that  the  Company  shall  be  the  survivor  of  any  such transaction involving the Company and a Guarantor shall be the survivor of any other such transaction);

     (b) any such purchase or other acquisition by the Company or any Guarantor of the assets or stock of any wholly-owned Subsidiary;

                  (c) any sale by the Company of any stock of any Guarantor, or any sale by any Guarantor of all or substantially all of its assets, so long as both before and after giving effect to such sale, no Event of Default or Unmatured Event of Default has occurred and is continuing (it being understood that concurrently with any such sale (x) the Commitments shall be reduced to the extent, and the Company shall make any prepayment, required by Section 6 and (y) in the case of the sale of the stock of a Guarantor, the Agent shall execute and deliver such documents as such Guarantor may reasonably request to release such Guarantor from its obligations under either Guaranty);

                  (d) the Steego Acquisition; and

                  (e)  any  such  merger,   consolidation,   purchase  or  other
         acquisition by the Company, Lacy or any other Subsidiary so long as:

                           (i) the surviving (in the case of a merger or consolidation) or acquiring (in the case of a purchase or other acquisition) entity is the Company, Lacy or a Guarantor (provided that the Company or Lacy shall be the survivor of any merger or consolidation involving the Company or Lacy and no Non-Guarantor Subsidiary may purchase or otherwise acquire any assets of the Company or any Guarantor, and provided further that the Company or any Subsidiary may purchase or otherwise acquire an entity which becomes a Subsidiary but does not become a Guarantor (a "Non-Guarantor Subsidiary") if the Company designates (by written notice to the Agent) such Subsidiary as a Non-Guarantor Subsidiary not later than 10 days after such purchase or acquisition);

                           (ii) both before and after giving effect to such transaction, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

                           (iii) in the case of any such  transaction  where the
                  total consideration (including assumed liabilities) exceeds $25,000,000, the Company delivers to the Agent and each Bank, prior to consummation of such transaction, (I) a pro-forma balance sheet as of the end of the most recent Fiscal Quarter demonstrating compliance with Sections 10.6.1, 10.6.3, 10.6.4, 10.6.5, 10.8 and 10.10 after giving effect to such acquisition and (II) a calculation demonstrating pro forma compliance with the Leverage Ratio for the most recently ended period of four consecutive Fiscal
                  Quarters assuming that such transaction had occurred on the first day of such period.

         Notwithstanding the foregoing or any other provision of this Agreement,
(i) the Company may reorganize as a limited liability company so long as (A) no Event of Default or Unmatured Event of Default has occurred and is continuing,
(B) the reorganized entity retains substantially the same ownership, assets and liabilities as the Company had immediately prior to the reorganization and (C) the reorganized entity assumes all of the obligations of the Company hereunder pursuant to documentation reasonably satisfactory to the Banks; and (ii) the Company shall not make any purchase or other acquisition otherwise permitted by the first sentence of this Section 10.7 if the aggregate amount of all foreign assets (which shall mean any assets not located in the United States of America) acquired by the Company in all such transactions after the Effective Date would exceed 15% of the total consolidated assets of the Company and its Subsidiaries.

         10.8 Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except (i) Debt hereunder; (ii) Debt in respect of commercial letters of credit not at any time exceeding $30,000,000; (iii) guarantees of trade payables of the Company and its Subsidiaries not at any time exceeding $60,000,000; (iv) Debt of the Company and its Subsidiaries permitted by Section 10.10; provided that no such Debt incurred by a Non-Guarantor Subsidiary shall be subordinate to any other obligations of such Non-Guarantor Subsidiary and all such Debt shall be evidenced by promissory notes; and (v) additional Debt which does not exceed in the aggregate $75,000,000. Notwithstanding anything to the contrary in the preceding sentence, at no time shall the Debt of Non-Guarantor Subsidiaries exceed in the aggregate $37,000,000.

         10.9 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (other than Unrestricted Margin Stock), whether now owned or hereafter acquired, except:

                  (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                  (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

                  (c)      Liens identified on Exhibit F;

                  (d) Liens in connection with Capital Leases (to the extent permitted hereunder);

                  (e) any Lien arising in connection with the acquisition of property after the date hereof, and attaching only to the property being acquired, if the Debt secured thereby does not exceed $5,000,000 in the aggregate for the Company and all Subsidiaries at any one time outstanding;

                  (f) attachments, judgments and other similar Liens, for sums not exceeding $5,000,000, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

                  (h) Liens of any Person created or incurred prior to (and not in contemplation of) any merger or consolidation of such Person with the Company or any Subsidiary which is permitted hereunder;

                  (i) Liens securing commercial letters of credit issued in favor of a vendor to the Company or any Subsidiary which attach only to the property being supplied by such vendor as described in such letter of credit, provided that such letter of credit is payable upon drawing (and not pursuant to any time draft) and is reimbursed within five days after any such drawing;

                  (j) Liens securing Debt of Non-Guarantor Subsidiaries not at any time exceeding $20,000,000; and

                  (k) other Liens securing obligations not at any time exceeding $12,000,000.

         10.10 Loans, Advances and Investments. Not, and not permit any Subsidiary to, make any investment in, or make or permit to exist any loan or advance to, any other Person, except (a) investments in Cash Equivalents and Marketable Securities, provided that (i) at no time shall the book value of all Marketable Securities owned by the Company and its Subsidiaries issued by entities organized under the laws of any foreign Governmental Entity exceed 10% of the book value of all Marketable Securities owned by the Company and its Subsidiaries, (ii) at no time shall the book value of all Marketable Securities of any one Person and its Affiliates exceed 10% of the book value of all Marketable Securities owned by the Company and its Subsidiaries (it being understood that, notwithstanding this clause (ii), the Company may make investments in Ethyl Corp and Blackstone Partners Investment Fund L.P.); (b) loans and advances to, and investments in, Lacy or any Guarantor; (c) loans and advances to, and investments in, Subsidiaries other than Lacy or any Guarantor not at any time exceeding 60% of the Company's partnership equity; (d) investments, loans and advances permitted by Section 10.7; and (e) other investments, loans and advances not at any time exceeding an amount equal to 20% of the Company's partnership equity.

         10.11 Restricted Payments. Not, and not permit any Subsidiary to, (a) declare or pay any dividend or distribution on any of its capital stock or partnership interests, as applicable, (b) purchase or redeem any capital stock or partnership interests of the Company or any Subsidiary (or any warrants, options or other rights in respect thereof), (c) make any other distribution to shareholders or partners of the Company or any Subsidiary or (d) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends, or make other distributions, to the Company or any Guarantor and (ii) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Company may make distributions to its partners (or, if applicable, its shareholders) and any Subsidiary may make distributions to any shareholder other than the Company or a Guarantor; provided that the aggregate amount of all such distributions in any Fiscal Year shall not exceed 3.5% of the Company's partnership equity plus 30% of the Company's consolidated net income for such Fiscal Year.

         10.12 Use of Proceeds. Use the proceeds of the Loans to refinance the Debt incurred pursuant to the Existing Agreements, for acquisitions, for working capital and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law; and not, directly or indirectly, use any portion of the proceeds of any Loan (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
ss. 24, Seventh).

         10.13 Maintenance of Property. Maintain, and cause each Subsidiary to maintain, its properties which are material to the conduct of its business in good working order and condition (ordinary wear and tear excepted).

         10.14  Employee Benefit Plans.  Maintain, and cause each
Subsidiary to maintain, each Pension Plan in material compliance with all applicable requirements of law and regulations.

         10.15  Environmental Covenants.

         10.15.1 Environmental Response Obligation. (a) Comply, and cause each Subsidiary to comply, in a reasonable manner with any applicable Federal or state judicial or administrative order requiring the performance at any real property owned, operated, or leased by the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) except to the extent that any release, threatened release or disposal described below constitutes a Non-Reportable Environmental Event, (i) immediately upon a Responsible Officer becoming aware of any of the following, notify the Agent of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material and
(ii) immediately upon a Responsible Officer becoming aware of any of the following, notify the Agent of any release, threat of release, or disposal of Hazardous Material reported to any governmental regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary.

         10.15.2 Environmental Liabilities. Not violate in any material respect any requirement of law regarding Hazardous Materials; and, without limiting the foregoing, not commence disposal of any Hazardous Material into or onto any real property owned, operated, or leased by the Company or any Subsidiary, except
with  respect  to  any  such  disposal  which   constitutes  a  Non-Reportable
Environmental Event, nor allow any lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on such real property.

         10.16 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services, except to the extent that the aggregate amount of all obligations of the Company and its Subsidiaries arising under such contracts at any one time does not exceed $100,000.

         10.17 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrowers hereunder or by the performance by the Borrowers or any Subsidiary of the Company of any of its obligations hereunder or under any other Loan Document.

         10.18 Negative Pledges. Not, and not permit any Subsidiary to, enter into any agreement (other than this Agreement and the Existing Term Loans) containing any provision which would prohibit the Company or such Subsidiary from granting a Lien on any of its assets, except with respect to such agreements of Non-Guarantor Subsidiaries to the extent that (x) each such agreement was entered into prior to the time that a Non-Guarantor Subsidiary became a Subsidiary of the Company, (y) each such agreement was entered into in connection with a financing agreement that was not and is not material to such Non-Guarantor Subsidiary and (z) the aggregate amount of all obligations of Non-Guarantor Subsidiaries arising under such agreements at any one time does not exceed $1,000,000.

     10.19 Transactions with Affiliates. Not, and not permit any Guarantor to, enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company or any Guarantor) which is on terms less favorable than are available from a Person which is not an Affiliate.

         10.20 Guaranty. Cause all Subsidiaries (other than inactive Subsidiaries and Non-Guarantor Subsidiaries) to guaranty the obligations of the Borrowers hereunder pursuant to the Guaranties; and in furtherance of the foregoing, immediately upon the creation or acquisition of any Subsidiary (other than a Non-Guarantor Subsidiary) cause such Subsidiary to execute and deliver a counterpart of each Guaranty.

     10.21 Investments in Margin Stock. Not permit all Margin Stock owned by the Company and its Subsidiaries to exceed 35% of the total assets of the Company and its Subsidiaries.

         SECTION 11  CONDITIONS OF LENDING.

         The obligation of each Bank to make its Loans is subject to the following conditions precedent:

         11.1 Initial Loan. The obligation of each Bank to make its initial Loan is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent (and the date on which the Agent determines that all such conditions precedent have been satisfied or waived in writing by the Banks is herein called the "Effective Date") that (a) no event shall have occurred or condition shall exist which has had or is reasonably likely to have a Material Adverse Effect, (b) the Agent shall have received evidence that the "Commitments" under and as defined in each of the Existing Agreements have been terminated and that all Obligations of the Company thereunder have been (or concurrently with the initial Loans will be) paid in full and (c) the Agent shall have received all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent and the Banks, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for the Agent and each Bank:

         11.1.1 Notes. The Notes of each Borrower payable to the order of the Banks.

         11.1.2 Resolutions. Certified copies of all documents evidencing all corporate or partnership action (including resolutions of the board of directors of the managing general partner of the Company) required for the due execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other documents to be executed by the Borrowers pursuant hereto; and certified copies of resolutions of the board of directors or other documents evidencing all corporate or partnership action required for the due execution, delivery and performance by each Guarantor of each Guaranty and the other documents to be executed by each Guarantor pursuant hereto.

         11.1.3 Consents, etc. Certified copies of all documents evidencing any consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by the Borrowers and the Guarantors.

         11.1.4 Incumbency and Signature Certificates. An incumbency and signature certificate of each Borrower and each Guarantor certifying the names of the officer or officers of such entity (or, in the case of a partnership, of the general partner of such entity) authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.5 Guaranties. Guaranties of the obligations of each Borrower, substantially in the forms of Exhibit G-1 and G-2, executed by all of the applicable initial Guarantors (as amended, supplemented or otherwise modified from time to time, each a "Guaranty").

         11.1.6 Opinion of Counsel for the Borrowers and the Guarantors. The opinions of Barnes & Thornburg, counsel to the Borrowers and the Guarantors, substantially in the form of Exhibit H.

         11.1.7 Opinion of Counsel for the Agent. The opinion of Mayer, Brown & Platt, counsel for the Agent, substantially in the form of Exhibit I.

     11.1.8 Other. Such other documents as the Agent or any Bank may reasonably request.

     11.1.9 Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

                  (a) the representations and warranties contained in Section 9 (excluding (i) the second sentence of Section 9.6 and (ii) Section 9.8) are true and correct on and as of such date, as though made on and as of such date;

                  (b) no Event of Default or Unmatured Event of Default exists or would result from the initial Loans; and

                  (c) since December 31, 1995, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         11.2 All Loans. The obligation of each Bank to make each Loan is subject to the following further conditions precedent that:

         11.2.1 No Default. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan and (b) the warranties of the Borrowers contained in Section 9 (excluding
(i) the second sentence of Section 9.6 and (ii) Section 9.8) are true and correct in all material respects as of the date of such requested Loan, with the same effect as though made on such date.

         11.2.2 Confirmatory Certificate. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan and signed by a duly authorized representative of the applicable Borrower as to the matters set out in Section 11.2.1 (it being understood that each request by a Borrower for the making of a Loan shall be deemed to constitute a warranty by such Borrower that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

         SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of any principal of or interest on any Loan, any fees or any other amount payable by either Borrower hereunder or under any other Loan Document.

         12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $2,000,000 and such default shall
(a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

         12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate or partnership action to authorize, or in furtherance of, any of the foregoing.

         12.1.5 Non-Compliance with Provisions of This Agreement. Failure by the Borrowers to comply with or to perform any covenant set forth in Section 10.6, 10.7, 10.9, 10.10 or 10.11; or failure by either Borrower to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Borrowers from the Agent or any Bank.

         12.1.6 Warranties. Any warranty made by either Borrower herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by either Borrower to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         12.1.8 Judgments. Final judgments which exceed an aggregate of $5,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         12.1.9 Invalidity of Guaranty, etc. Either Guaranty shall cease to be in full force and effect with respect to any applicable Guarantor (other than as a result of the sale of the stock of a Guarantor permitted by, and in accordance with the terms of, this Agreement), any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of either Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of either Guaranty to which such Guarantor is a party.

         12.1.10 Ownership of Lacy. The Company shall fail to own, beneficially and of record, all of the capital stock of Lacy.

         12.2 Effect of Event of Default.  If any Event of Default  described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and in the case of any other Event of Default, the Agent shall, upon written request of the Required Banks, declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks.

         SECTION 13  THE AGENT.

         13.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement, each other Loan Document and each other document executed by either Borrower or any Guarantor in connection with this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement or otherwise exist against the Agent.

         13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any other document executed by either Borrower or any Guarantor in connection with this Agreement, or for any failure of either Borrower or any other party to any such document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         13.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document, or any other document executed by either Borrower or any Guarantor in connection with this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, any other Loan Document or any other document executed by either Borrower or any other Guarantor in connection with this Agreement in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 11, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

         13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the

Agent shall have received written notice from a Bank or the Borrowers referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will promptly notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

         13.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents and any other documents executed by either Borrower or any Guarantor in connection with this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata according to its Percentage, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of all reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, negotiation, execution, closing, delivery, ongoing administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, any other documents executed by either Borrower or any Guarantor in connection with this Agreement, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the expiration or termination of the Commitments, the repayment of the Loans and the other liabilities of the Borrowers hereunder, the resignation or replacement of the Agent and the termination of this Agreement.

         For the purposes of this Section 13.7, "Indemnified Liabilities" shall mean any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

         13.8 Agent in Individual Capacity. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though the Agent were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their respective Loans (if any), the Agent and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Agent, and the terms "Bank" and "Banks" include BofA and any Affiliate thereof, to the extent applicable, in its individual capacity.

         13.9 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks and the Borrowers. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13, Section 14.6 and Section 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

         SECTION 14  GENERAL.

         14.1 Waiver; Amendments. No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and signed and delivered by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release either Guaranty,
(v) change the definition of Required Banks or otherwise reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent or
(vi) amend this sentence without, in each case, the consent of all Banks. No provisions of Section 13 shall be amended, modified or waived without the written consent of the Agent.

         14.2 Confirmations. The Borrowers and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         14.3 Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. Any Agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by either Borrower to give such notice and the Agent and the Banks shall not have any liability to such Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephone or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephone or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephone or facsimile notice.

         14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 9.4.

         14.5 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6 Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Arranger (including Attorney Costs) in connection with the preparation, negotiation, execution, closing, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based on its respective Percentage) of any such costs and expenses of the Agent not paid by the Borrowers. In addition, the Borrowers agree to pay, and to save the Agent, the Arranger and the Banks harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.6 shall survive the expiration or termination of the commitments, the repayment of the Loans and the other liabilities of the Borrowers hereunder and any termination of this Agreement.

     14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         14.9  Assignments; Participations.

         14.9.1 Assignments. Any Bank may, with the prior written consents of the Borrowers and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the assigning Bank's remaining Commitment and (ii) $5,000,000; provided, however, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under Section 8 to the Assignee than the Borrowers are then obligated to pay to the assigning Bank under such Section, (b) the consent of the Borrowers shall not be required in the case of an assignment from a Bank to an Affiliate of such Bank and (c) the Borrowers and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrowers and the Agent by such assigning Bank and the Assignee,

                  (y) the assigning Bank and the Assignee shall have executed and delivered to the Borrowers and the Agent an assignment agreement substantially in the form of Exhibit J (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent and the Company, and

                  (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of $4,000.

From and after the date on which the conditions  described  above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrowers shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Commitment and, if the assigning Bank has retained a Commitment hereunder, a replacement Note in the principal amount of the Commitment retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, (x) any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder) and (y) no Bank may make any assignment hereunder unless such Bank concurrently assigns a corresponding portion of the Loans and Commitment under the Short-Term Credit Agreement to the same Assignee.

         14.9.2 Participations. Any Bank may, with the prior written consent of the Borrowers (provided that no written consent of the Borrowers shall be required in connection with any such sale by a Bank to a Person that is an Affiliate of such Bank), which consent shall not be unreasonably delayed or withheld, at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement and (y) the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. No Participant shall have any direct or indirect voting rights hereunder except with respect to any release of either Guaranty or any of the events described in the penultimate sentence of Section
14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 8 than would have been paid to the participating Bank if no participation had been sold).

         14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Borrowers and each Bank.

     14.12 Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Banks and the Agent and the successors and assigns of the Banks and the Agent. The Borrowers may not assign their rights or obligations hereunder without the prior written consent of all Banks.

         14.13  Indemnification by the Borrowers.

         (a) In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Borrowers hereby agree to indemnify, exonerate and hold the Agent-Related Persons, each Bank and each of their respective officers, directors, employees and agents (collectively the "Bank Parties" and individually each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to, (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or
(ii) the enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of any such Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         (b) Without limiting clause (a) above, the Borrowers agree to reimburse each Bank Party for, and indemnify each Bank Party against, any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys' and consultant's fees and allocated costs of staff counsel) which any Bank Party may pay, incur or become subject to arising out of or relating to the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned or leased by the Company or any Subsidiary or used by the Company or any Subsidiary in its business or operations, except to the extent caused by the acts or omissions of such Bank Party.

         (c) All obligations provided for in this Section 14.13 shall survive the expiration or termination of the Commitments, the repayment of the Loans and the other liabilities of the Borrowers hereunder and any termination of this Agreement.

         14.14 Payments Set Aside. To the extent that a Borrower makes a payment to the Agent or the Banks, or the Agent or the

Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         14.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         14.16 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH EITHER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14.17 Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         14.18 Entire Agreement. This Agreement, together with the other Loan Documents (and any document executed pursuant to Section 5.2 or 5.3 hereof), embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                       LDI, LTD. (LIMITED PARTNERSHIP)

                                       By LDI Management, Inc., its managing
                                          general partner


                                       By  /s/ Andre B. Lacy
                                           -----------------------------------
                                       Title: President
                                             ---------------------------------

                                       Address:  251 North Illinois Street
                                                 Suite 1800
                                                 Indianapolis, Indiana 46204
                                                 Facsimile:  317-237-2280


                                       LACY DISTRIBUTION, INC., an
                                         Indiana corporation


                                       By  /s/ Andre B. Lacy
                                           -----------------------------------
                                       Title: President
                                             ---------------------------------

                                       Address:

                                       BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Agent


                                       By  /s/ Alice Zane
                                           ---------------------------------
                                             Vice President

                                       Address: 231 South LaSalle Street
                                                Chicago, Illinois 60697
                                                Attention:  Michael G. Healy
                                                Facsimile:  312-828-4203


                                       BANK OF AMERICA ILLINOIS


                                       By  /s/ Michael G. Healy
                                           ---------------------------------
                                              Vice President

                                       Address: 231 South LaSalle Street
                                                Chicago, Illinois 60697
                                                Attention:  Michael G. Healy
                                                Facsimile:  312-828-4203


                                       NBD BANK, N.A.


                                       By  /s/ Scott C. Morrison
                                           ---------------------------------
                                       Title Second Vice President
                                           ---------------------------------

                                       Address: 1 Indiana Square
                                                Indianapolis, Indiana 46266
                                                Attention: Scott C. Morrison
                                                Facsimile: 317-266-6042


                                       NATIONAL CITY BANK, INDIANA


                                       By  /s/ Kent Abernathy
                                           ---------------------------------
                                       Title  Vice President
                                           ---------------------------------

                                       Address: 101 W. Washington Street
                                                Suite 200E
                                                Indianapolis, Indiana 46255
                                                Attention:  Kent Abernathy
                                                Facsimile:  317-267-8899

                                       MERCANTILE BANK OF ST. LOUIS NATIONAL
                                       ASSOCIATION


                                       By  /s/ Joseph Sooter, Jr.
                                           ---------------------------------
                                       Title  Vice President
                                           ---------------------------------

                                       Address:  Corporate Banking Tram 12-3
                                                 7th and Washington
                                                 St. Louis, Missouri
                                                         63101-1643
                                                 Attention:  Mark A. Herman
                                                 Facsimile:  314-425-2162


                                       SOCIETY NATIONAL BANK, INDIANA


                                       By  /s/ Frank J. Jancar
                                           ---------------------------------
                                       Title  Vice President
                                           ---------------------------------

                                       Address: Society National Bank
                                                127 Public Square
                                                Cleveland, Ohio 44114-1306
                                                Attention:  Frank J. Jancar
                                                Facsimile:  216-689-4981


                                       HARRIS TRUST AND SAVINGS BANK


                                       By  /s/ Peter Krawchuk
                                           ---------------------------------
                                       Title  Vice President
                                           ---------------------------------

                                       Address:  111 W. Monroe
                                                 Chicago, Illinois 60690
                                                 Attention:  Peter Krawchuk
                                                 Facsimile:  312-461-2591


                                       PNC BANK, OHIO, NATIONAL ASSOCIATION


                                       By  /s/ David Knuth
                                           ---------------------------------
                                       Title   Vice President
                                           ---------------------------------

                                       Address: 201 East Fifth Street
                                                26th Floor
                                                Cincinnati, Ohio 45202-4117
                                                Attention: David F. Knuth
                                                Facsimile: 513-651-8952

                                       LASALLE NATIONAL BANK


                                       By  /s/ Mary Owens
                                           ---------------------------------
                                       Title  Vice President
                                           ---------------------------------

                                       Address: One American Square
                                                Suite 2215
                                                Indianapolis, Indiana 46282
                                                Attention: Mary Owens
                                                Facsimile: 317-756-7021


                                       NORTHERN TRUST BANK


                                       By  /s/ Candelano Martinez
                                           ---------------------------------
                                       Title  Second Vice President
                                           ---------------------------------

                                       Address: 50 S. LaSalle Street
                                                Floor B-2
                                                Chicago, Illinois 60675
                                                Attention: Candelaro Martinez
                                                Facsimile: 312-444-7021

                                   SCHEDULE I



Bank                               Commitment                    Percentage

Bank of America Illinois               $30,000,000                 15.00%

Harris Trust and Savings Bank           25,000,000                 12.50%

LaSalle National Bank                   18,500,000                  9.25%

Mercantile Bank of St. Louis            14,500,000                  7.25%
  National Association

National City Bank, Indiana             18,500,000                  9.25%

NBD Bank, N.A.                          25,000,000                 12.50%

Northern Trust Bank                     18,500,000                  9.25%

PNC Bank, Ohio, National                25,000,000                 12.50%
  Association

Society National Bank, Indiana          25,000,000                 12.50%
                                      ------------                ------

                                      $200,000,000                100.00%